Exhibit 10.44

EXECUTION VERSION

AMENDMENT NO. 2 TO GUARANTEE AGREEMENT

AMENDMENT NO. 2 TO GUARANTEE AGREEMENT, dated as of December 28, 2023

(this “Amendment”), by and between CLAROS MORTGAGE TRUST, INC., a Maryland corporation (“Guarantor”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (“Senior Participant”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee Agreement (as defined below).

RECITALS

WHEREAS, CMTG JPM TERM FUNDING LLC, a Delaware limited liability company (“Seller”), CMTG JPM TERM HOLDCO LLC, a Delaware limited liability company (“Junior Participant”), SITUS ASSET MANAGEMENT, LLC, a Delaware limited liability company (“Administrator”), and Senior Participant are parties to that certain Master Participation and Administration Agreement, dated as of November 4, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Participation Agreement”);

WHEREAS, in connection with the Participation Agreement, Guarantor entered into that certain Guarantee Agreement, dated as of November 4, 2022, in favor of Senior Participant, as amended by Amendment No. 1 to Guarantee Agreement, dated as of March 29, 2023, as amended hereby, and as may be further amended, restated, supplemented, or otherwise modified and in effect from time to time (the “Guarantee Agreement”); and

WHEREAS, Senior Participant and Guarantor have agreed, subject to the terms and conditions hereof, that the Guarantee Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Senior Participant and Guarantor each agree as follows:

SECTION 1. Amendment to Guarantee Agreement.

(a) Section 10(c) of the Guarantee Agreement is hereby deleted in its entirety and replaced with the following:

“(c) permit the ratio of Guarantor’s EBITDA for the most recently ended period of twelve (12) consecutive months ended on or prior to such date of determination to Guarantor’s Interest Expense for such period to be less than 1.40 to 1.00; provided, however, with respect to the fiscal quarter ending on December 31, 2023, the foregoing ratio shall be 1.30 to 1.00; or”

SECTION 2. Effectiveness. This Amendment shall become effective on the date on which this Amendment is executed and delivered by a duly authorized officer of each of Senior Participant and Guarantor.

SECTION 3. Reaffirmation of Guarantee Agreement. Guarantor hereby (i) acknowledges and consents to the execution and delivery of this Amendment and (ii) represents, warrants and covenants that notwithstanding the execution and delivery of this Amendment, all of Guarantor’s obligations under the Guarantee Agreement remain in full force and effect as amended hereby and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.

SECTION 4. Guarantor’s Representations. Guarantor represents and warrants that (i) Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by or on behalf of Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, (iii) no Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Guarantor of this Amendment, and (iv) any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Guarantor of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).

SECTION 5. Governing Law; Waiver of Jury Trial; Consent to Jurisdiction. This Amendment shall be governed in accordance with the terms and provisions of Sections 16, 18 and 22 of the Guarantee Agreement, mutatis mutandis.

SECTION 6. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

SECTION 7. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 8. Successors and Assigns. This Amendment shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.

SECTION 9. Amendments. This Amendment may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

[SIGNATURES FOLLOW]

[N WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SENIOR PARTICIPANT:

JPMORGAN CHASE BANK, NATIONAL

ASSOCIATION, a national banking association

By

Name: Simon 8. Burce

Title: Executive Director

Signature Page to Amendment No. 2 to Guarantee Agreement

GUARANTOR:

CLAROS MORTGAGE TRUST, INC., a

Maryland Corporation

By: Name: J. Michael McGillis

Title: Authorized Signatory

Signature Page to Amendment No. 2 to Guarantee Agreement